Exhibit 99.1

FOR IMMEDIATE RELEASE	NEWS
March 5, 2008	OTCBB: LFVN
LIFEVANTAGE CORPORATION SCHEDULES 2ND QUARTER FY 2008
CONFERENCE CALL
GREENWOOD VILLAGE, Colorado — LifeVantage Corporation (OTCBB: LFVN), formerly Lifeline Therapeutics, Inc., maker of Protandim®, will hold a conference call on Tuesday, March 11, 2008 at 9:00 a.m. MT (11:00 a.m. ET) to introduce its new CEO David Brown, discuss its second quarter fiscal year 2008 financial and operating results, and remind investors of upcoming warrant expiration dates and repricing opportunities. Mr. Brown’s presentation will be available on Monday, March 10, 2008 via the Company’s website.
Interested parties may listen to the call by dialing 800-240-2430. A replay of the call also will be available by telephone until March 18, 2008 at 800-405-2236 passcode 11110173#.
About Protandim®
Protandim® is a unique approach to fighting the effects of cell-damaging free radical molecules which advance the aging process, including many of the diseases of aging. The patented dietary supplement increases the body’s natural antioxidant protection by inducing the cells of the body to produce naturally occurring protective antioxidant enzymes, a process which is thousands of times more effective than traditional vitamin-mineral supplements. Free radical damage occurs when a person is subjected to environmental stresses and generally increases with age. Data from a peer-reviewed scientific study in men and women, sponsored by LifeVantage, show that after 30 days of taking Protandim®, the level of circulating toxins produced by free radicals decreased an average of 40 percent. With continued use, the decrease was maintained at 120 days. For more information, please visit the Protandim® product web site at www.protandim.com or contact Jan Strode at (619) 890-4040.
About LifeVantage Corporation
LifeVantage Corporation is a publicly traded (OTCBB: LFVN), science based, natural products company, dedicated to helping people reach their health and wellness goals through science-based solutions to oxidative stress. Founded in 2003 and based in Colorado, LifeVantage develops nutraceutical products, including Protandim, that leverage the company’s expertise and that are intended to deliver significant health benefits to consumers. For more information, visit www.protandim.com or contact Jan Strode at (619) 890-4040.
This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company uses the words “anticipate,” “believe,” “could,” “should,” “estimate,” “expect,” “intend,” “may,” “predict,” “project,” “plan,” “target” and similar terms and phrases, including references to assumptions, to identify forward-looking statements. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, the risk that government regulators and regulations could adversely affect our business; future laws or regulations may hinder or prohibit the production or sale of our existing product and any future products; unfavorable publicity could materially hurt our business; and the Company’s ability to protect our intellectual property rights and the value of our product. These and other risk factors are discussed in greater detail in the Company’s Annual Report on Form 10-KSB under the caption “Risk Factors”, and in other documents filed the Company from time to time with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law. In light of these risks and uncertainties, investors should keep in mind that the results, events or developments disclosed in any forward-looking statement made in this news release may not occur.
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CONTACTS:
LifeVantage Corporation

Jan Strode, Investor Relations	Telephone: (619) 890-4040

Bradford Amman, Treasurer	Telephone: (720) 488-1711